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Warburg, Pincus Institutional Fund, Inc.
Schedule 16 Calculations


International Equity Portfolio

For the Six Months Ended April 30, 1997

                  Return Without Waivers:

                            ((10,753-10,000)/10,000) = 7.53%



Managed EAFE(R) Countries Portfolio

For the One Month Ended April 30, 1997

                  Return Without Waivers:

                            ((10,160-10,000)/10,000) = 1.60%



Emerging Markets Portfolio

For the Six Months Ended April 30, 1997

                  Return Without Waivers:

                            ((11,238-10,000)/10,000) = 12.38%



Small Company Growth Portfolio

For the Six Months Ended April 30, 1997

                  Return Without Waivers:

                            ((8,955-10,000)/10,000) = -10.45%